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                                                                   Exhibit 10.16
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                              FORM OF DIRECTOR AND
                          OFFICER INDEMNITY AGREEMENT




This Indemnification Agreement (the "Agreement"), dated as of __________, between ViryaNet Ltd., an Israeli company (the "Company"), and [insert name of Officer Holder], the [insert position of the Officer Holder] of the Company (the "Indemnitee").

WHEREAS,    Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Articles of Association of the Company authorize the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and to undertake to take such actions

WHEREAS, the shareholders of the Company, the Board of Directors of the Company and the Audit Committee thereof, have approved the terms of this Agreement and have authorized the Company to enter into an agreement containing such term with the Indemnitee, as required under applicable provisions of Israeli law; and

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to assure Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the aforesaid Articles of Association and, in part, to provide Indemnitee with specific contractual assurance that the protection promised by the Articles of Association will be available to Indemnitee (regardless of, among other things, any amendment to or revocation or any change in the composition of the Company's Board of Directors or acquisition of the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS

     1.1.   Change in Control:  shall be deemed to have occurred if: (i) any
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            "person" (as such term is used in Section 13(d) and 14(d) of the
            Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of
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          the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     1.2. Expenses: include attorneys' fees and all other costs, expenses and
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          obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any claim relating to any Indemnifiable Event.

     1.3. Indemnifiable Event:    is, subject to Section 2.1, any event or
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          occurrence related to the fact that Indemnitee is or was an Office
          Holder (as defined in Section 2.1) or an employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust or other entity.

2.   INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     2.1. The Company hereby undertakes to indemnify Indemnitee to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on Indemnitee due to an act performed or failure to act by him in his capacity as an Office Holder, as such term is defined in the Companies Law - 5759-1999, of the Company or any subsidiary of the Company or any entity in which Indemnitee serves as an Office Holder at the request of the Company either prior to or after the date hereof (the following shall be hereinafter referred to as "Indemnifiable Events"):
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          2.1.1. A financial liability imposed on Indemnitee in favor of another person by a court judgment, including a compromise judgment given as a result of a settlement or an arbitrator's award which has been confirmed by a court; and

          2.1.2. reasonable litigation Expenses, including attorneys' fees, expended by an Indemnitee or which were imposed on an Indemnitee by a court in proceedings instituted against him by the Company or in its name or by any other person or in a criminal charge from which he was acquitted or in a criminal proceeding in which he was convicted for a criminal offense that does not require proof of criminal intent.

     2.2. The indemnification undertaking made by the Company shall be only with respect such events described in Exhibit A hereto. The maximum amount
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          payable by the Company under this Agreement for each event described in Exhibit A shall be as set forth in Exhibit A.
             ---------                          ---------

     2.3. If so requested by Indemnitee, the Company shall advance an amount (or amounts) estimated by it to cover Indemnitee's reasonable litigation Expenses, including attorneys' fees, with respect to which Indemnitee is entitled to be indemnified under Paragraph 2.1 above.

     2.4. The Company's obligation to indemnify Indemnitee and advance expenses in accordance with this Agreement shall be for such period as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal or investigative, arising out of the Indemnitee's service in the foregoing positions, whether or not Indemnitee is still serving in such positions.

     2.5. The Company undertakes that as long as it may be obligated to provide indemnification and advance Expenses under this Agreement, the Company will purchase and maintain in effect directors and officers liability insurance to cover the liability of Indemnitee to the fullest extent permitted by law.

3.   GENERAL LIMITATIONS ON INDEMNIFICATION

     3.1. If, when and to the extent that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and shall not be obligated to indemnify or advance any additional amounts to Indemnitee (unless there has been a determination by a court or
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          competent jurisdiction that the Indemnitee would be permitted to be so indemnified under this Agreement).

     3.2. Change in Control of Company.  The Company  undertakes that in the
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          event of a Change in Control of the Company, the Company's obligations under this Agreement shall continue to be in effect following such Change in Control, and the Company shall take all necessary action to ensure that the party acquiring control of the Company shall independently undertake to continue in effect such Agreement, to maintain the provisions of the Articles of Association allowing indemnification and to indemnify Indemnitee in the event that the Company shall not have sufficient funds or otherwise shall not be able to fulfill its obligations hereunder.

4.   NO MODIFICATION.

     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver shall be in writing.

5.   SUBROGATION.

     In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.   REIMBURSEMENT.

     The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder. Any amounts paid to Indemnitee under such insurance policy or otherwise after the Company has indemnified the Indemnitee for such liability or Expense shall be repaid to the Company promptly upon receipt by Indemnitee.

7.   EFFECTIVENESS.

     This Agreement shall be of full force and effect immediately upon its execution.

8.   NOTIFICATION AND DEFENSE OF CLAIM.

     Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement hereof; but the omission so to notify the Company will not
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     relieve it from any liability which it may have the Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof and without limitation of Section 2.1:

     8.1. The Company will be entitled to participate therein at its own expense; and

     8.2. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless: (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above.

     8.3. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

9.   NON-EXCLUSIVITY.

     The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights he may have under the Company's Articles of Association or applicable law or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided thereunder or under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights.
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10.  BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

11.  SEVERABILITY.

     The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

12.  GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

13.  ENTIRE AGREEMENT AND TERMINATION.

     This Agreement represents the entire agreement between the parties; and there are no other agreements, contracts or understandings between the parties with respect to the subject matter of this Agreement. No termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.


                              ViryaNet Ltd.

________________________      By:_______________________
Name of Office Holder